UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

CABELA'S INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32227	20-0486586
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Cabela Drive, Sidney, Nebraska	69160
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (308) 254-5505

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Cabela’s Incorporated (the “Company”) was held on June 4, 2014. Shareholders voted on the matters set forth below.

1.	Election of Directors: The ten nominees for election to the Board were elected, each for a one-year term, based upon the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Theodore M. Armstrong	61,016,253	955,707	11,364	4,178,462
James W. Cabela	61,747,263	228,771	7,290	4,178,462
John H. Edmondson	60,957,310	954,046	71,968	4,178,462
John Gottschalk	61,921,156	50,224	11,944	4,178,462
Dennis Highby	61,745,881	168,051	69,392	4,178,462
Reuben Mark	61,879,718	33,451	70,155	4,178,462
Michael R. McCarthy	61,712,562	259,362	11,400	4,178,462
Thomas L. Millner	61,805,924	168,120	9,280	4,178,462
Donna M. Milrod	61,023,179	948,398	11,747	4,178,462
Beth M. Pritchard	60,971,677	1,000,794	10,853	4,178,462

2.
Ratification of Appointment of Independent Registered Public Accounting Firm: The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2014 was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
65,369,891	472,899	318,996	—

3.	Advisory Vote on Executive Compensation (Say on Pay): The advisory vote on executive compensation was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
59,241,066	2,536,552	205,706	4,178,462

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA’S INCORPORATED

Dated:	June 9, 2014	By:	/s/ Ralph W. Castner
Ralph W. Castner
Executive Vice President and Chief Financial Officer